                                                                    EXHIBIT 3.29

                                STATE OF FLORIDA
                           ARTICLES OF INCORPORATION
                       OF BFIT REHAB OF BOCA RATON, INC.


FIRST:    The Corporate Name that satisfies the requirements of Section
          607.0401 is: BFIT Rehab of Boca Raton, Inc.

SECOND:   The street and mailing address of the initial principal office is:
          8700 W. Bryn Mawr Avenue, 2nd Floor, Chicago, Illinois 60631.

THIRD: The number of shares the Corporation is authorized to issue is: One thousand (1,000).

FOURTH: Provisions for the regulation of the internal affairs of the Corporation are set forth in the By-Laws.

FIFTH: The street address of the initial registered office of the Corporation is: c/o CT Corporation System, 1200 South Pine Island Road, City of Plantation, Florida 33324, and the name of its registered agent at such address is CT Corporation System.

SIXTH: The number of directors constituting the initial round of directors of the Corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and shall qualify are:


          Name                     Address
          ----                     -------

          Lee S. Hillman           8700 W. Bryn Mawr Avenue
                                   Chicago, IL 60631
          John W. Dwyer            8700 W. Bryn Mawr Avenue
                                   Chicago, IL 60631
          Cary A. Gaan             8700 W. Bryn Mawr Avenue
                                   Chicago, IL 60631

SEVENTH:  The name and address of each incorporator is:


          Name                     Address
          ----                     -------

          Cary A. Gaan             8700 W. Bryn Mawr Avenue
                                   Chicago, IL 60631


EIGHTH: These articles of incorporation shall be effective immediately upon filing.

     The undersigned has executed these Articles of Incorporation this 2nd day of April, 1997.


/s/ CARY A. GAAN
-------------------------------
Cary A. Gaan

Acceptance by the registered agent as required in Section 670.0501(3)F.S.: CT Corporation System is familiar with and accepts the obligations provided for in Section 607.0505.

CT CORPORATION SYSTEM

By  /s/ [ILLEGIBLE]                        Date   4/4/97
   -----------------------                     -------------
        [ILLEGIBLE]

(STAMP)